[GRAPHIC OMITTED][FOLEY & LARDNER LOGO]                               Exhibit(i)


                                          FOLEY & LARDNER
                                          777 East Wisconsin Avenue, Suite 3800
                                          Milwaukee, Wisconsin  53202-5306
                                          414.271.2400 TEL
                                          414.297.4900  FAX
                                          www.foleylardner.com
                   February 26, 2003
                                          CLIENT/MATTER NUMBER
                                          019656-0101




Perritt MicroCap Opportunities Fund, Inc.
10 South Riverside Plaza, Suite 1520
Chicago, IL  60606-3802
Ladies and Gentlemen:

     We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Perritt MicroCap Opportunities Fund, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                               Very truly yours,

                               /s/ Foley & Lardner

                               Foley & Lardner



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